VANECK CODE OF ETHICS AND CODE OF BUSINESS CONDUCT Effective: April 1, 2016 Updated: January 8, 2026

Page 2 TABLE OF CONTENTS I. GENERAL POLICY STATEMENT ...................................................................................................... 4 1. Adoption of the Code ........................................................................................................................... 4 2. Standards of Business Conduct .......................................................................................................... 5 II. CODE OF ETHICS ................................................................................................................................ 7 PERSONAL SECURITIES TRANSACTIONS POLICY ....................................................................... 7 1. Introduction .......................................................................................................................................... 7 2. Reportable Accounts ............................................................................................................................ 7 3. Non-Reportable Accounts ................................................................................................................... 8 4. Administration and Reporting Requirements ................................................................................... 9 4.1. Designated Brokers ............................................................................................................................... 9 4.2. Initial Certification and Account Report .......................................................................................... 10 4.3. New Account Reporting ...................................................................................................................... 11 4.4. Quarterly Certification and Account Report ................................................................................... 11 4.5. Annual Certification and Account Report ........................................................................................ 12 5. Exempt Securities ............................................................................................................................... 13 6. Exempt Transactions ......................................................................................................................... 13 7. Prohibited Transactions in Reportable Accounts ........................................................................... 14 8. Pre-Clearance Requirements ............................................................................................................ 15 9. Blackout Periods ................................................................................................................................ 17 9.1. De Minimis Transactions Exempt from the Blackout Periods ...................................................... 18 10. Private Placements (Limited Offerings)....................................................................................... 20 11. Short-Term Trading Restrictions ................................................................................................. 21 III. ADMINISTRATION AND ENFORCEMENT OF THE CODE .................................................... 23 1. Violations of the Code and Sanctions ............................................................................................... 23 2. Reporting of Violations ...................................................................................................................... 23 3. Annual Reports to the Boards ........................................................................................................... 23 4. Amendments to the Code .................................................................................................................. 24 5. Questions Concerning the Code ........................................................................................................ 24 6. Books and Records ............................................................................................................................. 24 IV. CODE OF BUSINESS CONDUCT .................................................................................................... 25 1. Statement of General Fiduciary Principles...................................................................................... 25 2. Compliance with Governing Laws, Regulations and Procedures ................................................. 25

Page 3 3. Insider Trading .................................................................................................................................. 26 4. Corporate Opportunities ................................................................................................................... 26 5. Confidentiality .................................................................................................................................... 26 6. Anti-Corruption ................................................................................................................................. 27 7. Gifts and Entertainment .................................................................................................................... 27 8. Political Contributions ....................................................................................................................... 27 9. Charitable Donations at the Requests of Clients or Prospective Clients ...................................... 28 10. Outside Business Activities ............................................................................................................ 28 11. Conflicts of Interest ........................................................................................................................ 28 V. DEFINITIONS ...................................................................................................................................... 29

Page 4 I. GENERAL POLICY STATEMENT 1. Adoption of the Code This Code of Ethics and Code of Business Conduct (the “Code”) is adopted by the entities set forth below, as well as any other entity that officially adopts this Code, and is applicable to such entities and their Access Persons: • Van Eck Associates Corporation • Van Eck Securities Corporation • Van Eck Absolute Return Advisers Corporation • VanEck (Europe) GmbH • MarketVector Indexes GmbH • VanEck Securities UK Limited • VanEck ETP AG • SegMint GmbH • VanEck Capital AG • VanEck Switzerland AG • VanEck Investment Management (Shanghai) Co., Ltd. • VanEck Private Fund Management (Shanghai) Co., Ltd. • Van Eck Global Asset Management (Asia) Limited • VanEck Australia Pty Ltd. • VanEck Investments Limited • VanEck Digital Assets, LLC • VanEck Digital Assets Alpha GP, LLC • VanEck Canada Inc. • VanEck Ventures GP, LLC • SegMint Collectibles, LLC • VanEck Digital Lending Fund, LLC • VanEck Singapore Pte. Ltd. • VanEck Asset Management B.V. • Investo Holding Ltd • Investo Gestão de Recursos Ltda. • VanEck Reserve Fund GP, LLC (Each of the foregoing entities is hereinafter referred to individually as a VanEck Entity and collectively as “VanEck”). Capitalized terms not otherwise defined in the text of the Code shall have the meanings set forth in the “Definitions” section of the Code.

Page 5 2. Standards of Business Conduct The Code sets forth the standards of business conduct for VanEck and each Access Person. It is based on the principle that VanEck owes a fiduciary duty of undivided loyalty to each Client. As such, VanEck and each Access Person must avoid transactions, activities and relationships that might interfere or appear to interfere with making decisions that are in the best interests of Clients. In general, VanEck and each Access Person are required to: i. conform to the ethical standards set forth in the Code; ii. comply with all applicable laws, rules and regulations, including, but not limited to the Federal Securities Laws; iii. avoid actual or potential conflicts of interest and fully disclose all material facts concerning any actual or potential conflicts of interest that may arise; iv. put the interests of Clients first; v. ensure that all personal securities transactions are conducted consistent with the Code; vi. not abuse a position of trust and responsibility; and vii. not take inappropriate advantage of their positions. The Code is intended to prevent certain practices by Access Persons in connection with the purchase or sale, directly or indirectly, by such persons of Securities Held or to be Acquired by a Client. Accordingly, an Access Person may not: (i) employ any device, scheme or artifice to defraud a Client; (ii) make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or (iv) engage in any manipulative practice with respect to a Client. The Code is designed to comply with the regulatory requirements of Section 17(j) of the 1940 Act and the rules thereunder and Rule 204A-1 under the Advisers Act, and is also intended to prohibit activities that would violate certain fiduciary duties owed by VanEck to its Clients pursuant to Section 206 of the Advisers Act. The Code sets forth the minimum standards of business conduct believed appropriate for VanEck and each Access Person. Technical compliance with the provisions of the Code will not insulate your actions from scrutiny for evidence of abuse of your duties under the Code.

Page 6 If you are confronted with a potential or apparent conflict of interest, you should consult the VanEck Compliance department (the “Compliance Department”) for advice concerning the propriety of your actions, and obtain prior approval, if required. All discussions will be treated as confidential. The CCO or designee will review all reports submitted by Access Persons pursuant to the Code and may exempt an Access Person from any of the requirements hereunder if she or he determines such an exemption would not have a material adverse effect on any Client and provided it is in compliance with all applicable laws.

Page 7 II. CODE OF ETHICS PERSONAL SECURITIES TRANSACTIONS POLICY 1. Introduction Access Persons must conduct all of their personal investment transactions in full compliance with the Code, the VanEck Insider Trading Policy and other VanEck policies and procedures which are designed to prevent and detect inappropriate personal trading practices and activities by Access Persons. The primary objective of the Code and such policies and procedures is to have each Access Person adhere to insider trading prohibitions and observe the duty to place the interests of Clients ahead of their own personal investment interests. The requirements regarding personal securities transactions contained in the Code are designed to avoid potential or actual conflicts of interest or the appearance of impropriety that may arise when engaging in purchasing or selling personal securities and other financial instruments that are being held in or may be acquired by a Client account. 2. Reportable Accounts Access Persons are required to report all Reportable Accounts, which consist of Personal Accounts and Related Accounts, that hold or may acquire a Covered Security in which the Access Person has a Beneficial Ownership interest, including: • Personal Accounts o Any account in the Access Person’s individual name; o Any joint tenant-in-common account in which the Access Person has an interest or is a participant; and o Any account for which the Access Person acts as a trustee, executor, or custodian. • Related Accounts o Any Immediate Family Account1; and o Any account over which the Access Person has investment discretion or has the power (whether or not exercised) to direct the acquisition or disposition of Covered Securities (including securities of Reportable Funds), including the accounts of any individual that is managed or controlled directly or indirectly by an Access Person or through an Access Person, such as the account of an investment club to which the Access Person belongs or an account for a charitable organization in which the Access Person can influence or make investment decisions. Types of Reportable Accounts include, but are not limited to: • 401(k) accounts with a brokerage capabilities option activated • Mutual fund accounts with brokerage capabilities • 529 Plans with brokerage capabilities 1 For Australian Based Access Persons see Exemption for Immediate Family Members under separate section in the Code.

Page 8 • Brokerage accounts • IRAs with brokerage capabilities • Roth IRAs with brokerage capabilities • VanEck 401(k) self-directed brokerage accounts • Employee Stock Purchase Plans • An account that can hold a mutual fund or security that is managed by VanEck • Any account that holds or may acquire a Covered Security • Australian Managed Investment Schemes held in an account that has brokerage capabilities 3. Non-Reportable Accounts All Access Persons The accounts listed below are considered to be Non-Reportable Accounts and are not subject to the reporting requirements set forth in the Code. Evidence that an account is a Non-Reportable Account must be provided by the Access Person to the Compliance Department. • Fully Discretionary Account - a Personal Account or Related Account managed or held by a broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party who has full discretion to manage such account where the Access Person (a) has no authority to exercise any investment discretion over the account; (b) has no authority to suggest or receive notice of transactions prior to their execution in the account; and (c) does not otherwise have any direct or indirect influence or control over the account. o In addition, to qualify as a Fully Discretionary Account, the individual broker, registered representative, merchant or trustee responsible for the account must not be responsible for nor receive advance notice of any Purchase or Sale of a Covered Security on behalf of a Client account. o To qualify an account as a Fully Discretionary Account, the CCO or designee must receive and approve a form submitted through the Compliance System or written notice via email, if the Compliance System is not available, which demonstrates that the account meets the foregoing qualifications as a Fully Discretionary Account.2 o Independent verification is required to be obtained from the discretionary manager and confirmed periodically thereafter. o When discretionary management, as described above, ceases to exist, the Access Person is required to report the change in status of the account immediately to the Compliance Department. • Any account that trades only Exempt Securities (as defined herein). • VanEck 401(k) accounts (except VanEck 401(k) self-directed brokerage accounts). • BVV – Private Bank Retirement Fund for Financial Industry Employees for which the Access Person has no investment discretion; and • German Lawyers Fund for which the Access Person has no investment discretion. If you are unsure whether an account is required to be reported, please contact the Compliance Department for guidance. 2 Australian Superannuation accounts for which the Access Person has no investment discretion are fully discretionary accounts.

Page 9 Australian Based Access Persons Due to various industry practices and customs in Australia, the personal trade and monitoring policies relating to an Access Person living and working in Australia (“Australian Access Person”) are modified herein with respect to their application to an Immediate Family Account of an Australian Access Person. An Immediate Family Account: a) over which an Australian Access Person has no direct influence or control; or b) in which an Australian Access Person has no Beneficial Ownership interest is excluded from the pre-clearance requirements of Section 8 of the Code and short-term trading requirements of Section 11 of the Code for Covered Securities. One exception relates to investments in any pooled investment vehicles sponsored by a VanEck Entity. Investments by all Australian Access Persons and their Immediate Family Members in pooled investment vehicles sponsored by a VanEck Entity must also comply with the blackout periods under the Code that govern investments in such vehicles. Transactions in VanEck Sponsored products by an Australian Based Immediate Family Member must be reported on a quarterly basis to the CCO or designee. The following are the only reporting requirements that apply to Immediate Family Accounts. Of an Australian Access Person: 1. The Australian Access Person must provide a quarterly certification through the Compliance System or via email, if the Compliance System is not available, to the CCO or designee stating that there has not been and will not be any sharing of confidential information regarding VanEck’s activity by the Australian Access Person with any Immediate Family Member that could potentially be used in trading securities for the Immediate Family Account; and 2. That he or she has communicated to the Immediate Family Member the Blackout Periods and restrictions imposed on trading pooled investment vehicles sponsored by a VanEck Entity. 4. Administration and Reporting Requirements 4.1. Designated Brokers VanEck has selected certain broker-dealers as “Designated Brokers”. The Compliance Department receives automated trade confirmations and/or account statements directly from these broker-dealers, thereby eliminating the need for an Access Person or broker-dealer to submit copies of these documents in paper format. The Compliance Department maintains the list of Designated Brokers. Access Persons located in the United States are required to establish any new Reportable Account(s) with a Designated Broker. Existing Reportable Accounts of U.S. Access Persons at non-Designated Brokers may be grandfathered in, provided Access Persons submit to the Compliance Department through the Compliance System or via email, if the Compliance System is not available. A quarterly transaction report must be provided within 30 days following the end of each calendar quarter, and a holdings report must be provided within 45 calendar days of the end of each calendar year. All new U.S. Access Persons

Page 10 must maintain all Reportable Accounts with a Designated Broker and must transfer their Reportable Account(s) to a Designated Broker within a reasonable period from their initial commencement of employment. Certain exceptions may be granted as determined by the CCO or designee. Access Persons must submit a request for an exception in writing to the CCO or designee in advance prior to opening a Reportable Account with a non-Designated Broker. If the circumstances of the non-Designated Broker account change in any way, it is the Access Person’s responsibility to notify the Compliance Department immediately. The nature of the change may cause the exception to be revoked. An Access Person may not assume that because an exception was granted in one instance that an Access Person will be permitted to open a new account with the same or another non-Designated Broker. Non-U.S. Access Persons may maintain their Reportable Account(s) with a non-Designated Broker, provided that they submit to to the Compliance Department through the Compliance System or via email, if the Compliance System is not available, a quarterly transaction report within 30 days following the end of each calendar quarter, and a holdings report within 10 calendar days of becoming an Access Person and thereafter, within 45 calendar days of the end of each calendar year. 4.2. Initial Certification and Account Report Each Access Person will be provided with a copy of the Code when hired by a VanEck Entity. Within 10 days of becoming an Access Person, such Access Person is required to do the following through the Compliance System or via email, if the Compliance System is not available: 1. Certify to his or her receipt and understanding of and compliance with the Code. 2. Certify to his or her Reportable Accounts by including the following information: a) The name of each broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party that maintains Reportable Accounts for the Access Person; and b) The account number for each Reportable Account that holds or may acquire a Covered Security. 3. Submit an initial holdings certification and report (“Initial Certification”) through the Compliance System or via email, if the Compliance System is not available, which: a) Identifies the Covered Securities (including private placement investments) in which the Access Person had any Beneficial Ownership that were held directly with an issuer (e.g. direct stock purchase plans; or accounts held with open-end mutual funds that a VanEck Entity advises or sub-advises); b) Provides the following details about each Covered Security in which the Access Person had any Beneficial Ownership when the person became an Access Person: i. The title and type, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each such Covered Security; c) Includes the name of each broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

Page 11 d) Includes the date that the Initial Certification is submitted by the Access Person; and e) Includes information that is current as of a date no more than 45 days prior to commencing employment or becoming subject to the Code. 4. Provide copies of the account statements3 showing the holdings detailed in the Initial Certification. 5. Submit the Fully Discretionary Account Disclosure Form for any Fully Discretionary Accounts, if applicable, through the Compliance System or via email, if the Compliance System is not available. An Access Person must report all accounts capable of holding Covered Securities, regardless of whether the account currently holds such securities. For example, if an account contains only Exempt Securities but has the capability to hold non-Exempt Securities, the account must still be disclosed. 4.3. New Account Reporting An Access Person is required to obtain PRE-APPROVAL4 from the Compliance Department before opening a Reportable Account. An Access Person is required to request pre-approval for this account through the Compliance System or via email, if the Compliance System is not available, and identify it as a new account. The Compliance Department will review the request and, if approved, will issue a letter in accordance with FINRA Rule 3210 to the broker-dealer requesting this document. All new accounts that are permitted to hold Covered Securities must be pre-approved, regardless of whether the account currently holds such securities. 4.4. Quarterly Certification and Account Report5 Within 30 days after the end of a calendar quarter, each Access Person is required to do the following through the Compliance System or via email, if the Compliance System is not available: 1. Certify to his or her understanding of and compliance with the Code. 2. Affirm that all Reportable Accounts and all transactions in Covered Securities (including private placement investments), have been reported. 3. Submit a quarter end statement6 that provides the following details about any transaction in a Reportable Account that occurred during the quarter for which the Compliance Department does not get an electronic feed: a) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security involved; b) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition); c) The price of the Covered Security at which the transaction was effected; d) The name of the broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party with or through which the transaction was effected; and e) The date that the report is submitted by the Access Person. 3 For private placement investments an account statement is required to the extent it is available. 4 Pre-Approval is deemed to be notification within 7 business days of opening, funding or transferring assets to a new account. 5 The year-end certification will serve as both the year-end and fourth quarter certification. 6 For private placement investments a quarter end statement is required to the extent it is available.

Page 12 4. Submit a quarter end holdings7 report which: a. Identifies the Covered Securities in which the Access Person had any Beneficial Ownership that were held directly with an issuer (e.g. direct stock purchase plans; or accounts held with open-end mutual funds that a VanEck Entity advises or sub-advises). 5. Submit a quarter end statement that provides the following details with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person for which the Compliance Department does not get an electronic feed: a) The name of the broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party with whom the Access Person established the account; b) The date the account was established if it was opened during the quarter; and c) The date that the report is submitted by the Access Person. 4.5. Annual Certification and Account Report Within 30 days after the end of a calendar year, each Access Person is required to do the following through the Compliance System or via email, if the Compliance System is not available: 1. Certify to his or her receipt and understanding of and compliance with the Code. 2. Certify to his or her Reportable Accounts by including the following information: a. The name of each broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party that maintains a Reportable Account for the Access Person; and b. The account number for each Reportable Account that holds or may acquire a Covered Security. 3. Submit a year end holdings certification (“Annual Certification”)8 through the Compliance System or via email, if the Compliance System is not available, which: a. Identifies the Covered Securities (including private placement investments) in which the Access Person had any Beneficial Ownership that were held directly with an issuer (e.g. direct stock purchase plans; or accounts held with open-end mutual funds that a VanEck Entity advises or sub-advises); b. Provides the following details about each Covered Security in which the Access Person had any Beneficial Ownership: i. The title and type, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each such Covered Security; c. Includes the name of any broker-dealer, bank, futures commission merchant, investment adviser, trustee and/or other similar party with whom an Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; d. Includes the date that the Annual Certification is submitted by the Access Person; and 7 Australian Based Access Persons are only required to submit annual holdings report as of June 30 of the year being requested. 8 Australian Based Access Persons are only required to submit annual holdings report as of June 30 of the year being requested.

Page 13 e. Includes information that is current as of a date no more than 45 days prior to the date the Annual Certification is submitted. 4. Provide copies of the account statements9 showing the holdings detailed in the Annual Certification. If Reportable Accounts are maintained at a Designated Broker with an electronic feed, such statements will be received directly by the Compliance Department.10 5. Re-Confirm that each of the Access Person’s Fully Discretionary Accounts, if any, meet the requisite qualifications for being a Non-Reportable Account. 5. Exempt Securities The following securities are not “Covered Securities” under the Code and are deemed to be “Exempt Securities”. Access Persons and their Reportable Accounts may engage in transactions in any Exempt Security without obtaining pre-clearance. (a) Direct obligations of the Government of the United States (e.g., Treasury Bills, Treasury Notes, Treasury Bonds, etc.). Obligations of other instrumentalities or quasi-government agencies (e.g., GNMA, FNMA, FHLB, FHLMC, etc.) are NOT exempt; (b) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality, short- term debt instruments, including repurchase agreements; (c) Shares issued by open-end investment companies (mutual funds) registered under the 1940 Act other than Reportable Funds; (d) Forwards on currencies; (e) Futures on currencies (except Bitcoin and Ethereum futures); (f) Futures on interest rates. Futures on securities, ETFs, indexes, and commodities are NOT exempt; and (g) Shares issued by money market mutual funds. 6. Exempt Transactions The following types of transactions are NOT subject to the pre-clearance requirements under the Code. 1. Trading in Exempt Securities as defined in the Code; 2. Trading in Fully Discretionary Accounts; 3. Non-volitional transactions: Purchases and sales of Covered Securities in accordance with a pre-set amount or pre-determined schedule effected through an Automatic Investment Plan or dividend reinvestment plan (“DRIP”). This includes the automatic reinvestment of dividends, income or interest received from a Covered Security in such plans or any other type of account; 9 For private placement investments an account statement is required to the extent it is available. 10 The Compliance Department maintains the right to request paper statements from the Access Person irrespective of whether or not electronic copies are received directly from the broker.

Page 14 Note: The initial pre-set amount and/or pre-determined schedule and subsequent purchase or sale of Covered Securities OUTSIDE of the pre-set amount and/or pre-determined schedule must be pre-cleared. 4. Purchases of Covered Securities by mandatory exercise of rights issued to the holders of a class of Covered Securities pro-rata, to the extent they are issued with respect to Covered Securities of which Access Persons have Beneficial Ownership; 5. Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to holders of a class of Covered Securities of which Access Persons have Beneficial Ownership; 6. Automatic exercise or liquidation by a stock exchange of an “in-the-money” derivative instrument upon expiration which results in the delivery of Covered Securities pursuant to a written option that is exercised against an Access Person; 7. Covered Securities received by an Access Person as a gift; and 8. Transactions involving variable and fixed insurance products. 7. Prohibited Transactions in Reportable Accounts An Access Person may not engage in the following transactions involving Covered Securities in the Access Person’s Reportable Accounts unless an exemption is granted by the CCO or designee. Public Offerings Public offerings give rise to potential conflicts of interest since such offerings are generally offered to investors who have relationships with the underwriters involved in the offerings. In order to limit the opportunity for an Access Person to profit from his/her position with VanEck, the following restrictions apply: • IPOs Access Persons and accounts in which the Access Person has Beneficial Ownership are prohibited from investing in equity and equity-related securities in IPOs, in any jurisdiction, whether or not VanEck is participating in the offering on behalf of a Client account. • Secondary Offerings Access Persons and accounts in which the Access Person has Beneficial Ownership are prohibited from trading in secondary offerings. • Debt Offerings Access Persons and accounts in which the Access Person has Beneficial Ownership are prohibited from trading in a new debt offering, unless it is deemed to be an Exempt Security. • Derivative Instruments Access Persons and accounts in which the Access Person has Beneficial Ownership are prohibited from investing in derivative instruments, with the exception of permissible option transactions; fully hedged options, or unless as otherwise permitted under the Code.

Page 15 Permissible Options Transactions and Fully Hedged Options include the following: 1. Selling a Call or Buying a Put with a 30-calendar-day or greater expiration, provided the account is long the underlying security at the time of the transaction; 2. Selling a Put with a 30-calendar-day or greater expiration, applicable only when opening a new position. If the Put is automatically exercised before 30 days, the underlying security must be held for at least 30 calendar days from the Put’s trade date; 3. Buying a Call with a 30-calendar-day or greater expiration at time of purchase, applicable only when opening a new position; 4. Selling a Put and Buying a Call simultaneously, each with a 30-calendar-day or greater expiration at time of purchase or sale; and 5. Buying a Put and Selling a Call simultaneously, each with a 30-calendar-day or greater expiration, provided the account is long the underlying security at the time of the transaction. Option transactions involving a Reportable Fund are not permitted. Additionally, option transactions that would circumvent the intent of the holding period, or that would result in net short exposure to the underlying security or create leverage, are prohibited. Firm’s Restricted List • VanEck, from time to time, may restrict Access Persons from trading in certain Covered Securities in their Reportable Accounts to enhance an information barrier by preventing the appearance of impropriety in connection with trading, or preventing the use or appearance of use of inside information. • Unless granted an exemption by the CCO or designee, Access Persons are prohibited from trading any Covered Securities on the Firm’s Restricted List in their Reportable Accounts. Short Sales or Margin Transactions Access Persons are prohibited from engaging in short sales because accounts may be “frozen” or subject to a forced close out because of the general restrictions that apply to personal transactions. 8. Pre-Clearance Requirements Access Persons are required to pre-clear all transactions in Covered Securities in which they have Beneficial Ownership through the Compliance System, or via email, if the Compliance System is not available, with the exception of those outlined in the section of the Code entitled: “Exempt Transactions”. Note: Transactions subject to the De Minimis Exceptions as set forth in the Code are required to be pre-cleared through the Compliance System or via email, if the Compliance System is not available. Purchases of Covered Securities by voluntary exercise of rights issued to the holders of a class of Covered Securities pro-rata, to the extent they are issued with respect to Covered Securities in which Access Persons have Beneficial Ownership are required to be pre-cleared by the CCO or designee. They will not be subject to the pre-clearance approval time frame (as set forth below). Gifts of securities by Access Persons, given or received, including Covered Securities in which the Access Persons have Beneficial Ownership, are required to be pre-cleared for purposes of recording the transaction but are not subject to the pre-clearance approval time frame.

Page 16 Access Persons on an official Leave of Absence (LOA) without access to VanEck systems (including email) are exempt from pre-clearance requirements for the duration of their leave. If systems access is retained or reinstated during the LOA, pre-clearance requirements apply. Access Persons who are traveling and unable to access the intranet shall contact the Compliance Department directly to obtain pre-clearance approval. All pre-clearance requests shall be submitted only during business hours and requests for future days are not permitted. Cryptocurrency Investments11: All Access Persons are required to obtain pre-approval prior to purchasing or selling ownership interests in all cryptocurrency tokens or Bitcoin and Ethereum futures contracts. Investments in initial coin offerings (ICOs) are permitted, provided that prior pre-clearance approval is obtained. Pre-Clearance Approval Time Frame: Access Persons based in U.S. and Brazil: Covered Securities traded on: Local Exchanges or Markets - pre-clearance approval remains effective until the close of business on the day the request is approved. Foreign Exchange or Markets - pre-clearance approval remains effective until the close of business on the business day following the approval date. Cryptocurrency Investments – pre-clearance approval remains effective until the beginning of the next business day following the approval date. Access Persons based in Europe, Australia and Asia: Covered Securities traded on: Local or Foreign Exchanges or Markets - pre-clearance approvals remain effective until the close of business on the business day following the approval date. Cryptocurrency Investments – pre-clearance approval remains effective until the beginning of the next business day following the approval date. 11 Transactions in cryptocurrencies, Bitcoin and Ethereum futures, are subject to pre-clearance requirements and are not governed by other provisions outlined in the Code.

Page 17 Note: Access Persons may only utilize a “Day Order with a Limit” so long as the transaction is consistent with the provisions of the Code, including De Minimis Orders, unless the transaction is an “Exempt Transaction”. Failure to comply with the pre-clearance requirements is a violation of the Code. In the event that an Access Person fails to pre-clear a transaction as required by the Code, the Access Person may be required to cancel, liquidate, or otherwise unwind the trade and/or disgorge any profits realized in connection with the trade. Any disgorged profits are required to be transferred to the Firm. The Firm will donate the proceeds to a charity at its sole discretion. Access Persons will be responsible for any tax and related costs, if applicable. In addition, other sanctions might be imposed in accordance with the provisions of the Code. Upon submission of a pre-clearance request through the Compliance System, or via email if the Compliance System is not available, Access Persons will receive an approval or denial message in connection with the pre-clearance request. Under extenuating circumstances, Access Persons may email the Compliance Department to make a pre-clearance request and the Compliance Department may enter the request through the Compliance System on the Access Person’s behalf and notify him or her whether the trade request has been approved or denied. If the pre-approval request for a pooled investment vehicle that is managed, advised or sponsored by VanEck is denied, the request will be escalated and reviewed by the CCO or designee for a determination on whether to grant approval. The CCO or designee reserves the right to waive or impose different pre-clearance requirements on a case by case basis consistent with applicable laws. Any such action by the CCO or designee will be documented accordingly. 9. Blackout Periods Conflicts of interest arise when Access Persons purchase or sell a Covered Security in which the Access Persons have Beneficial Ownership at or near the same time when a VanEck Entity is buying or selling the same or equivalent Covered Security or a derivative of the Covered Security for a Client account. To reduce the potential for conflicts of interest or the appearance of impropriety that can arise, Access Persons are either prohibited from trading during a certain period before and after a trade is executed on behalf of a Client or trading will be reviewed if trades cannot be automatically blocked by the system. This period is referred to as a “Blackout Period.” If an Access Person trades in a Covered Security in which the Access Person has Beneficial Ownership while such Covered Security is the subject of a Blackout Period, such trade may be required to be canceled, liquidated, or otherwise unwound and/or profits disgorged that are realized in connection with the transaction. Such profits will be required to be transferred to the Firm. The Firm will donate the proceeds to a charity at its sole discretion. Access Persons will be responsible for any tax and related costs, if applicable. Access Persons may not purchase or sell a Covered Security, a derivative thereof or another similar security issued by the same issuer (“Issuer Securities”) in which the Access Persons have Beneficial Ownership or the trade will be reviewed and the Access Person may be asked to unwind the trade or take such other action if: (i) the Issuer Security has been purchased or sold on behalf of a Client within the 1 business days prior to the day of a pre-clearance request;12 12 Applicable to all Access Persons with subject to the De Minimis or compliance waiver.

Page 18 (ii) there is a pending buy or sell order in the Issuer Security on behalf of a Client on the same day as a pre-clearance request;13 (iii) there was a subsequent buy or sell order in the Issuer Security on behalf of a Client on the day after a pre-clearance request was granted;14 or (iv) the Issuer Security was purchased or sold on behalf of a Client within the 2 business days after the day a pre-clearance request was granted.15 Access Persons may request a waiver to trade during a Blackout Period. The Compliance Department will review and document any exception granted. Exceptions will only be granted under extenuating circumstances and for valid reasons; mitigation of investment loss will not be considered a valid reason. The CCO or designee may impose additional Blackout Periods in addition to those specified herein, for any reason. 9.1. De Minimis Transactions Exempt from the Blackout Periods The following types of transactions are defined as “De Minimis Transactions” under the Code and are exempt from the Blackout Periods. Such transactions are either highly liquid, present no conflict or present a low-risk conflict with Client transactions. De Minimis Transactions are exempt from the Blackout Periods but are required to be pre-cleared, and reported and are subject to holding periods and the ban on short-term trading profits as set forth in the Code. De Minimis Transactions 1. Purchases and sales of an equity Covered Security or an equivalent equity Covered Security, that, in the aggregate across all accounts, do not exceed 1,000 shares per day per issuer with a total market capitalization of over USD $2 billion and are less than or equal to 1% of the daily average trading volume for such Covered Security at the time of investment; 2. Purchases and sales of an exchange traded fund (ETF) (excluding single crypto token ETFs), that, in the aggregate across all accounts, do not exceed 1,000 shares per day per ETF with a total market capitalization of over USD $2 billion and are less than or equal to 1% of the daily average trading volume for such ETF at the time of investment; 3. Purchases and sales of a single crypto token ETF or exchange-traded note (ETN) that, in the aggregate across all accounts, do not exceed 3,500 shares per day; 4. Purchases and sales of Bitcoin and Ethereum cryptocurrencies that, in the aggregate across all accounts, do not exceed USD 100,000 per cryptocurrency token per day; 13 Applicable to all Access Persons with subject to the De Minimis or compliance waiver. 14 Reviewed for all Access Persons, conflicts addressed on a case by case basis by the Compliance Department. 15 Reviewed for all Access Persons, conflicts addressed on a case by case basis by the Compliance Department.

Page 19 5. Purchases and sales of the top 50 cryptocurrencies, as determined by the Compliance Department, that, in the aggregate across all accounts, do not exceed USD 25,000 per cryptocurrency token per day; and 6. Purchases and sales of a cryptocurrency other than Bitcoin, Ethereum or the top 50 cryptocurrencies, that, in the aggregate across all accounts, do not exceed USD 1,000 per cryptocurrency token per day. Issuer and exchange traded fund market capitalization amounts may change from time to time. Accordingly, a Covered Security or exchange traded fund that has a market capitalization within the requirements at the time of an initial transaction may fall below the required market capitalization at the time of a subsequent transaction preventing an Access Person from being able to rely on the De Minimis Transaction exemption to effect the subsequent transaction. Note: De Minimis exception does not apply to fixed income securities and derivatives. Summary of Blackout Periods and De Minimis Transactions for Access Persons Blackout Period De Minimis Transactions Non-De Minimis Transactions Client trade within the 1 business day prior to the day of a pre-clearance request No Blackout Period or conflict • Personal trade pre- clearance request denied Pending Client trade on the same day as a pre-clearance request No Blackout Period or conflict • Personal trade pre- clearance request denied Subsequent Client trade on the day after a pre-clearance request was granted No Blackout Period or conflict • If an Access Person makes a personal trade in a Covered Security in which the Access Person has Beneficial Ownership and there is a subsequent trade for a Client on the same day, the trade by the Access Person will be treated as a conflict and analyzed accordingly in terms of action required to be taken in regard to the conflict between the personal trade and the Client trade Client trade within the 2 business days after the day a pre-clearance request was granted No Blackout Period or conflict • If Access Person makes a personal trade in a Covered Security in which the Access Person has Beneficial Ownership

Page 20 and there is a trade for a Client 2 days later, the trade by the Access Person will be treated as a conflict and analyzed accordingly in terms of action required to be taken in regard to the conflict between the personal trade and the Client trade 10. Private Placements (Limited Offerings) Acquisitions or sales of Covered Securities in which Access Persons have Beneficial Ownership in a private placement (i.e., an unregistered securities offering) (also called a Limited Offering) by such Access Persons are subject to special pre-clearance requirements. Investments in private equity funds, venture capital funds, hedge funds, or other privately offered pooled investment vehicles (collectively “Private Funds”), private investments in public equity securities (PIPES), “crowdfunding” investments, investments in a small business sourced through family, friends or any other referral source, private partnerships and Regulation D Offerings are considered to be private placements. Prior approval is required by the (a) Head of Investment Risk or designee; and (b) CCO or designee. Additional contributions, sales or redemptions relating to private placements must also be pre-cleared in the same manner as the initial investment. Approval will not be given if, among other things: • The investment opportunity is suitable for Clients and the investment professionals intend to make such an investment for Clients; • The investment opportunity has been offered to an Access Person solely by virtue of the Access Person’s position; or • The investment opportunity could be considered a favor or gift designed to influence an Access Person’s judgment in the performance of the Access Person’s job duties as compensation for services rendered to the issuer. Approved private placement investments will NOT be subject to the IPO restrictions if the IPO is a result of an Access Person’s investment in the private placement. A private placement pre-approval form with attached documentation will be required to be submitted through the Compliance System or via email, if the Compliance System is not available, for approval. The offering memorandum and subscription agreement, if available, should be submitted as supporting documentation. The approval or denial of a pre-approval request will be communicated within a reasonable time through the Compliance System or via e-mail if the Compliance System is not available. Pre-clearance will become effective when the pre-clearance request is approved and will expire within twenty (20) calendar days after the date the pre-clearance request is approved. If the pre-clearance has expired for a proposed purchase or sale, an Access Person must submit another pre-clearance request.

Page 21 Capital calls and drawdowns do not require pre-approval if pre-approval was already obtained at the time of the initial capital commitment. For pooled investment vehicles sponsored, managed or advised by VanEck that are offered on a private placement basis, the request is automatically pre-cleared through the subscription process. 11. Short-Term Trading Restrictions Access Persons cannot purchase and sell, or sell and purchase, the same Covered Securities in which the Access Persons have Beneficial Ownership (other than Exempt Securities) within thirty (30) calendar days. Opening option positions expiring in less than 30 calendar days will result in violations of the short-term trading ban. Short-term trading restrictions also apply to the purchase and subsequent gifting of Covered Securities. The restrictions on short-term trading profits are applicable to an Access Person’s Reportable Accounts on an aggregate basis. A series of purchases and sales is measured on a last-in, first-out basis (“LIFO”) accounting method until all purchases and sales transactions of the same Covered Security or Issuer Security or VanEck Sponsored ETF within a 30 calendar day period in a Reportable Account are matched. A purchase or sale is ordinarily deemed to occur on trade date. For example, the purchase is considered to be made on day 1, day 31 is the first day a sale of those Covered Securities may be made. Subject to an exemption granted by the CCO or designee, Covered Securities may be repurchased within 30 calendar days of a sale provided there are no additional conflicts with the Code. NOTE: • Shares of open-end mutual funds sponsored by a VanEck Entity (excluding 401(k) transactions) must be held for 30 calendar days from the purchase date. The 30 day holding period for shares of open-end mutual funds sponsored by a VanEck Entity is measured from the time of the most recent purchase or sale of the shares of the relevant Reportable Fund. • De Minimis Transactions are subject to the 30 calendar day holding period. Any short-term trade that violates these restrictions may be required to be unwound and/or any profits realized on the transaction may be required to be disgorged. Other disciplinary actions might be taken in in the event an Access Person fails to adhere to the short-term trading restrictions in accordance with the Code. Exceptions to the short-term trading restrictions may be requested in advance of a trade and may be granted only in rare cases of economic hardship, gifting of securities, or other unusual circumstances where it is determined that no abuse is involved and the mitigating factors of the situation strongly support an

Page 22 exception to the restrictions. Exception requests are to be addressed to the CCO or designee through the Compliance System or via e-mail if the Compliance System is not available. Transactions in Fully Discretionary Accounts are not subject to the 30-day holding period. Short-Term Trading and Market Timing in Mutual Funds VanEck seeks to discourage short-term or excessive trading, often referred to as market timing. Access Persons must be familiar with the market timing policy described in the prospectus of each fund in which they invest and must not engage in trading activity that might violate the purpose or intent of a particular fund’s market timing policy. To the extent a third party sponsored mutual fund has a longer holding period than 30 calendar days, the Access Persons must comply with that fund’s specific market timing policy.

Page 23 III. ADMINISTRATION AND ENFORCEMENT OF THE CODE 1. Violations of the Code and Sanctions Compliance with the Code is a basic condition of employment with VanEck. A violation of the Code may constitute grounds for remedial action, including but not limited to a letter of caution, warning, censure, re-certification of the Code, disgorgement of profits, suspension of trading privileges, and/or suspension or termination of employment. In addition, a violation of the Code may constitute a violation of law and can result in either civil or criminal penalties for an individual and the Firm. The CCO or designee will impose a sanction for a violation accordingly. 2. Reporting of Violations Access Persons have an obligation to report violations of the Code and other policies and procedures to the CCO or designee. The CCO or designee will report all material violations and may report any non-material violations of the Code to the Board of Trustees (the “Board”) of each Reportable Fund and, as applicable, the Board of third party funds for which a VanEck Entity serves as a sub-adviser. All violations of the Code by Access Persons will be reported to the Board of VEAC no less frequently than annually. 3. Annual Reports to the Boards 1. No less frequently than annually, the CCO shall furnish to the Board of each Reportable Fund, and the Board shall consider, a written report that: a. Describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and b. Certifies that each of the Adviser and Distributor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. 2. No less frequently than annually, the CCO shall report to the Board of each Reportable Fund regarding: a. All existing procedures concerning personal trading activities and any procedural changes made during the past year; b. Any recommended changes to the Code or such procedures; and c. Any issues arising under the Code since the last report to the Board, including, but not limited to, information about any material violations of the Code and any sanctions imposed in response to any material violations.

Page 24 4. Amendments to the Code The Code may be amended provided that any material change to the Code must be approved by the Board of each Reportable Fund no later than six months after the material change is adopted, and further provided that any amendments to the Code that are proposed to a Board for approval must be accompanied by a certification from the CCO that the Adviser and Distributor have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. 5. Questions Concerning the Code Access Persons are encouraged to seek guidance with respect to any matters under the Code. Conflicts of interest, potential conflicts of interest, or the appearance of conflicts of interest are challenging and situations may arise that require interpretation of the Code as it relates to specific fact patterns. When such a situation arises, please contact the Compliance Department for guidance before engaging in the contemplated transaction. 6. Books and Records VanEck, as applicable, shall maintain and preserve: (i) a copy of the Code (and any prior code of ethics that was in effect at any time during the past six years) in an easily accessible place for a period of not less than six years; (ii) a record of any violation of the Code and of any action taken as a result of such violation in an easily accessible place for at least six years after the end of the fiscal year in which the violation occurred; (iii) a copy of each report made by an Access Person (or any other information provided in lieu of a report as permitted herein) submitted under the Code for a period of not less than six years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place; (iv) a record of all persons, currently or within the past six years, who are or were required to make reports pursuant to the Code, or who are or were responsible for reviewing these reports, in an easily accessible place; (v) a copy of each report submitted to the appropriate Board pursuant to the provisions of the Code for at least six years after the end of the fiscal year in which such report was made (the first two years in an easily accessible place); and (vi) a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities in IPOs or Private Placements transactions for at least six years after the end of the fiscal year in which the approval is granted.

Page 25 IV. CODE OF BUSINESS CONDUCT 1. Statement of General Fiduciary Principles The Code is based on fiduciary standards. Each Access Person is in a position of trust and as such, must act at all times with the utmost integrity, avoid any actual or potential conflict of interest and not otherwise abuse the Access Person’s position of trust. The Access Person must observe an affirmative duty of care, loyalty, honesty and good faith. An Access Person owes certain obligations to Clients which include: • A duty to act in the best interests of Clients, including full and fair disclosure of all material facts where the investment advisory business interests may conflict with Client interests; • To effect personal security interests consistent with the Code and in such a manner to avoid any actual or potential conflict of interest or abuse of an individual’s position of trust and responsibility that is inconsistent with a Client’s interests; • To refrain from favoring the interests of a particular Client over the interests of another Client; • For an Access Person trading Client assets, to obtain best execution on Client security transactions; and • To uphold Client confidentiality and other non-public information. A conflict of interest may also arise when an Access Person’s personal interest interferes, or gives the appearance of interfering, in some way with the interests of VanEck or its Clients. 2. Compliance with Governing Laws, Regulations and Procedures VanEck’s business is subject to laws, rules, and regulations in multiple jurisdictions in which it conducts its operations. Such regulations broadly prohibit fraudulent, manipulative or deceptive market activities of any kind, either directly or indirectly, in connection with any security or derivative instrument. Access Persons must comply fully with all laws, rules and regulations of any governmental agency or self- regulatory organization governing VanEck’s business and activities. VanEck does business in a number of jurisdictions where applicable laws, rules, regulations, customs and social requirements may be different from those in the United States. In the case of any conflict between foreign and United States law, or in any situation where an Access Person has a doubt as to the proper course of conduct, it is incumbent upon an Access Person to immediately consult the Compliance Department. Beyond the strictly legal aspects involved, Access Persons at all times are expected to act honestly and maintain the highest standards of ethics and business conduct, consistent with the professional image of VanEck. In that spirit, Access Persons are not permitted to: (i) Defraud a Client or prospective Client in any manner;

Page 26 (ii) Mislead a Client or prospective Client, including making a statement that omits material facts; (iii) Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a Client or prospective Client; (iv) Engage in any manipulative practice with respect to a Client or prospective Client; (v) Engage in any manipulative practices with respect to securities, including price manipulation; (vi) Misuse material, non-public information obtained while being employed at VanEck; or (vii) Otherwise violate applicable Governing Laws and Regulations. To assist Access Persons, VanEck has a Compliance Manual and various other policies and procedures which provide guidance for complying with these laws and regulations. In addition, the Compliance Department provides training to assist Access Persons in complying with the laws and regulations governing VanEck’s business. 3. Insider Trading Access Persons who have access to confidential information about VanEck, issuers it invests in, indices its affiliated entities manage or its Clients are not permitted to use or share that information for security trading purposes or for any other purpose except the conduct of VanEck business. Material, non- public information about VanEck is considered “confidential information”. To use such material, non- public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this confidential information is against the policies of the Code and other VanEck policies and is also illegal. VanEck has adopted separate VanEck Insider Trading policies and procedures that Access Persons are required to comply with. 4. Corporate Opportunities Access Persons owe a duty to VanEck and are prohibited from taking opportunities that are identified using corporate property, information, or position for their own benefit without first confirming that there is no legitimate business opportunity for VanEck or its Clients. 5. Confidentiality Access Persons must keep confidential any material, non-public information regarding VanEck, the Reportable Funds, any Client or any entity whose securities they know or should have known are under investment review by a portfolio management team acting on behalf of VanEck. Access Persons have the highest fiduciary obligation not to reveal confidential information of any nature to any party that does not have an explicitly clear and compelling need to know such information.

Page 27 6. Anti-Corruption VanEck does not tolerate any form of corruption. Federal and State laws, and laws of other countries, prohibit the payment or receipt of bribes, kickbacks, inducements, facilitation payments, non-monetary benefits, or other illegal gratuities or payments by or on behalf of VanEck or Access Persons in connection with our businesses. To ensure that VanEck fully complies with the requirements of the U.S. Foreign Corrupt Practices Act (the “FCPA”) and applicable international laws regulating payments to non-U.S. public officials, candidates and political parties, an Access Person must be familiar with VanEck’s Foreign Corrupt Practices Act policy and procedures. 7. Gifts and Entertainment Access Persons or their Immediate Family Members sharing the same household should not receive or offer a gift unless it (a) is in compliance with VanEck’s Gifts and Entertainment and VanEck’s Travel policies; (b) does not violate applicable laws or regulations; (c) is unsolicited; (d) is not a cash gift; (e) is not excessive in value; (f) is not construed as a bribe or payoff; (g) is given or accepted without obligation; and (h) is not intended to obtain or retain business. Access Person may not give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of VanEck. This includes cash equivalents such as cash-redeemable gift cards, bonds, securities, crypto tokens, or other items that may be readily converted to cash. Strict laws and regulations govern the interaction with government or public officials including gifts and/or entertainment, meals, transportation and lodging. Access Persons are prohibited from providing gifts or anything of value to public officials or their employees or members of their families in connection VanEck’s business. Access Persons are prohibited from giving anything of value, directly or indirectly to (a) public officials with the intention to influence the official and obtain an advantage by such giving; and (b) persons in the private sector if the intent is to induce such individuals to perform or reward them for performing an activity or function on behalf of VanEck. Access Persons are prohibited from making illegal payments to public officials of any country of the purpose of obtaining or retaining business or gain an advantage in doing VanEck’s business. VanEck has implemented a separate policy and procedure on Foreign Corrupt Practices Act. Please refer to this policy and discuss with your manager and Compliance regarding any gift or entertainment which you believe may not be appropriate. 8. Political Contributions Access Persons may only make political contributions as permitted in VanEck’s Political Contributions policy. Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts. In addition, Access Persons are prohibited from considering VanEck’s current or anticipated business relationships as a factor in making political contributions. Please refer to VanEck’s Political Contributions policy.

Page 28 9. Charitable Donations at the Requests of Clients or Prospective Clients Charitable contributions at the request of Clients or prospective Clients can give rise to conflict situations related to VanEck’s business. Additionally, they can also give rise to breaches of anti-bribery laws. Access Persons may not make charitable contributions to organizations either directly or indirectly (e.g., through the charitable contribution matching program) with the intention of unduly influencing a third-party that has a current relationship with VanEck, or a business prospect. Please refer to VanEck’s Charitable Contributions policy. 10. Outside Business Activities Outside business activities must not reflect adversely on the firm or give rise to real or apparent conflicts of interest with an Access Person’s duties and responsibilities to the firm. Access Persons must be alert to potential conflicts of interest and be aware that they may be asked to discontinue an outside business activity if a potential conflict arises. Please refer to VanEck’s Outside Business Activities policy. 11. Conflicts of Interest Certain interests or activities of access persons may involve a significant and actual or potential conflict with the interests or activities of VanEck and/or its Clients, or may give the appearance of a conflict even though no actual or potential conflict exists. Each Access Person must be alert to such conflicts of interest, potential or actual, and should scrupulously examine and avoid any such activity or situation in which personal behavior directly or indirectly conflicts or may give rise to an appearance of conflict with the interest of VanEck or its Clients. VanEck has adopted the Conflict of Interest policy that Access Persons are required to comply with.

Page 29 V. DEFINITIONS 1.1 1933 Act is the Securities Act of 1933, as amended. 1.2 1934 Act is the Securities Exchange Act of 1934, as amended. 1.3 1940 Act is the Investment Company Act of 1940, as amended. 1.4 Access Person means: (a) any trustee, director, officer, general partner or employee of a VanEck Entity, except it does not include a trustee or director of a VanEck Entity who, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding, the purchase or sale of Covered Securities by a Reportable Fund; and (b) any other person deemed to be an Access Person by the CCO or designee.16 1.5 Adviser is Van Eck Associates Corporation (“VEAC”) or Van Eck Absolute Return Advisers Corporation (“VEARA”), and any other VanEck Entity that serves as an investment adviser for a Reportable Fund. 1.6 Advisers Act is the Investment Advisers Act of 1940, as amended. 1.7 Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), and asset allocation accounts. 1.8 Beneficial Ownership generally means any interest in a security for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary (“pecuniary”) benefit. It shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the 1934 Act in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder. Any report required by this Code may contain a statement that the report will not be construed as an admission that the person making the report has any Beneficial Ownership in the Covered Security to which the report relates. 1.9 Chief Compliance Officer (“CCO”) means singularly or collectively the Chief Compliance Officer of each of VEAC and VEARA appointed pursuant to Rule 206(4)-7 under the Advisers Act and Chief Compliance Officer of the Distributor. 1.10 Client means any natural person or company (including the Reportable Funds) for whom or which a VanEck Entity serves as an “investment adviser” within the meaning of Section 202(a)(11) of the Advisers Act. 1.11 Control has the same meaning as set forth in Section 2(a)(9) of the 1940 Act. 1.12 Covered Security means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (a) Direct obligations of the Government of the United States (e.g., Treasury Bills, Treasury Notes, Treasury Bonds, etc.). Obligations of other instrumentalities or quasi-government agencies (e.g., GNMA, FNMA, FHLB, FHLMC, etc.) are NOT exempt; (b) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality, short-term debt instruments, including repurchase agreements; 16 The CCO or designee shall determine, on a case-by-case basis, whether an independent contractor should be designated as an Access Person under this Code. In making such determination, the CCO or designee shall consider the individual’s role, the extent of access to non-public or proprietary information, the existence of a duly executed confidentiality agreement, and any other factors deemed necessary to ensure the protection of Client and Firm information

Page 30 (c) Shares issued by open-end investment companies (mutual funds) registered under the 1940 Act other than Reportable Funds; (d) Forwards on currencies; (e) Futures on currencies (except Bitcoin and Ethereum futures); (f) Futures on interest rates. Futures on securities, ETFs, indexes, and commodities are NOT exempt; (g) Shares issued by money market mutual funds. 1.13 Cryptocurrency is a digital representation of a stored value secured through cryptography. Each currency is represented by alphanumeric codes that may be generated and recorded on a blockchain network and recognized as a method of payment by users on that network. Cryptocurrency does not include non-fungible tokens (“NFTs”). 1.14 Distributor is Van Eck Securities Corporation or any other VanEck Entity that serves as a principal underwriter of a Reportable Fund. 1.15 Federal Securities Laws means the 1933 Act, the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury. 1.16 Firm means VEAC and any of its affiliated entities worldwide. 1.17 Immediate Family Account is an account held by or for the benefit of an Immediate Family Member. 1.18 Immediate Family Member is a person who resides in the household of an Access Person or who depends on an Access Person for basic living support: spouse; common law spouse; live in partner; any child; stepchild; grandchild; parent; stepparent; grandparent; sibling; mother-in-law; father-in-law; son-in-law; daughter-in-law; or sister-in-law, including any adoptive relationships. House or apartment roommates will be reviewed on a case by case basis. There is a presumption that an Access Person can control accounts held by an Immediate Family Member sharing the same household. This presumption may be rebutted only by convincing evidence. 1.19 Initial Public Offering (“IPO”) means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act. 1.20 Limited Offering or Private Placement means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) or 4(a)(5) thereof or Rule 504, 505 or 506 thereunder. 1.21 Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security. 1.22 Reportable Fund means (i) any investment company registered under the 1940 Act for which the Firm serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by or is under common control with the Firm. 1.23 Securities Held or to be Acquired means (i) any Covered Security which, within the most recent 15 days (A) is or has been held by a Reportable Fund, (B) is being or has been considered by a Reportable Fund or its Adviser for purchase by the Reportable Fund, and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in (i). 1.24 Trust means either individually or collectively the VanEck ETF Trust, VanEck Funds, VanEck VIP Trust, and VanEck CLO Opportunities Fund (or any future Trusts established).

Page 31 Version Date Updated Date Effective 1 January 1, 2016 January 1, 2016 for certain sections and April 1st for others 2 July 26, 2016 3 October 21, 2016 4 January 31, 2017 5 December 5, 2017 6 August 15, 2019 7 February 21, 2020 8 November 1, 2021 9 August 29, 2022 10 September 5, 2023 11 February 10, 2025 12 January 8, 2026